                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               TRICON GLOBAL RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
     [LOGO]
                        TRICON GLOBAL RESTAURANTS, INC.
                               1441 Gardiner Lane
                           Louisville, Kentucky 40213

                                                                  March 29, 1999

Dear Fellow Shareholders:

    On behalf of your Board of Directors, we are pleased to invite you to attend the 1999 Annual Meeting of Shareholders of TRICON Global Restaurants, Inc. The meeting will be held on Thursday, May 20, 1999, at 9:00 a.m., local time, in the Yum Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

    At this meeting, you will be asked to elect four directors, approve the Company's Long Term Incentive Plan including the performance goals, approve the Company's Executive Incentive Compensation Plan including the performance goals and to ratify the Board's selection of independent auditors to audit the Company's financial statements for 1999. The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

    An admission ticket and directions to the meeting are attached to the accompanying proxy card. Please retain the admission ticket and bring it with you if you plan to attend the meeting.

                                          Sincerely,

                                                     [SIG]

                                          ANDRALL E. PEARSON
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                    [SIG]

                                          DAVID C. NOVAK
                                          VICE CHAIRMAN AND PRESIDENT

     [LOGO]
                        TRICON GLOBAL RESTAURANTS, INC.
                               1441 Gardiner Lane
                           Louisville, Kentucky 40213

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To Our Shareholders:

    The Annual Meeting of Shareholders of TRICON Global Restaurants, Inc. will be held in the Yum Center at 1900 Colonel Sanders Lane, Louisville, Kentucky, on Thursday, May 20, 1999 at 9:00 a.m., local time, for the following purposes:

    (1) To elect four directors to serve until the 2002 annual meeting and until their successors are elected and qualified;

    (2) To approve the Company's Long Term Incentive Plan including the performance goals for such plan;

    (3) To approve the Company's Executive Incentive Compensation Plan including the performance goals for such plan;

    (4) To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 25, 1999; and

    (5) To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE]CHRISTIAN L. CAMPBELL
                                          SECRETARY

March 29, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
GENERAL INFORMATION ABOUT THE MEETING......................................................................           1
  Quorum and Voting Requirements...........................................................................           1
  Solicitation Expenses....................................................................................           2
  Admission to Annual Meeting..............................................................................           2

ELECTION OF DIRECTORS......................................................................................           2
  Board of Directors.......................................................................................           2
  Nominees for Class II Directors--Terms Expiring in 2002..................................................           3
  Class III Directors--Terms Expiring in 2000..............................................................           4
  Class I Directors--Terms Expiring in 2001................................................................           5
  Meetings of the Board of Directors.......................................................................           5
  Committees of the Board of Directors.....................................................................           5
  Compensation of Directors................................................................................           6
  Compensation Committee Interlocks and Insider Participation..............................................           7
  Section 16 Beneficial Ownership Reporting Compliance.....................................................           7
  Stock Ownership of Certain Beneficial Owners and Management..............................................           7

EXECUTIVE COMPENSATION.....................................................................................          10
  Summary of Cash and Certain Other Compensation...........................................................          10
  Stock Option Grants......................................................................................          11
  Stock Option Exercises and Holdings......................................................................          12
  Pension Plans............................................................................................          12
  Employment Agreements and Change in Control Agreements...................................................          13
  Certain Transactions.....................................................................................          15

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................................................          15

PERFORMANCE GRAPH..........................................................................................          18

INCENTIVE PLAN PROPOSALS--BACKGROUND INFORMATION...........................................................          19

APPROVAL OF LONG TERM INCENTIVE PLAN.......................................................................          19

APPROVAL OF EXECUTIVE INCENTIVE COMPENSATION PLAN..........................................................          25

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS..........................................................          27

SHAREHOLDER PROPOSALS/DIRECTOR NOMINATIONS.................................................................          27

OTHER MATTERS..............................................................................................          28

APPENDIX A.................................................................................................         A-1
APPENDIX B.................................................................................................         B-1

                        TRICON GLOBAL RESTAURANTS, INC.
                               1441 GARDINER LANE
                           LOUISVILLE, KENTUCKY 40213

                            ------------------------

                                PROXY STATEMENT
                        FOR ANNUAL MEETING TO BE HELD ON
                                  MAY 20, 1999

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TRICON Global Restaurants, Inc., a North Carolina corporation ("Tricon" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 20, 1999, in the Yum Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky, for the purposes set forth in the accompanying Notice of the meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 29, 1999.

    The Company was formed in May 1997 as a wholly owned subsidiary of PepsiCo, Inc. ("PepsiCo") as part of PepsiCo's plan to distribute its restaurant businesses to its shareholders. Effective as of October 6, 1997, PepsiCo disposed of its restaurant businesses by distributing all of the outstanding shares of the Company on that date to PepsiCo shareholders (the "Spin-Off").

                     GENERAL INFORMATION ABOUT THE MEETING

QUORUM AND VOTING REQUIREMENTS

    The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees for directors. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter (except in the case of Item 2 on the Proxy card, in which case abstentions will count as votes cast on the matter). If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter ("broker non-votes"), those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast "for" or "against" the matter.

    Only shareholders of record at the close of business on March 22, 1999 are entitled to vote at the Annual Meeting. As of March 22, 1999, there were 153,465,881 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

    Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments in accordance with the choices specified on the proxy. If no choices are specified, the shares represented by that proxy will be voted as recommended by the Board of Directors. A proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the inspectors of election in writing prior to voting of the proxy. Beneficial owners who intend to vote shares at the meeting should obtain a legal proxy or power of attorney from their broker and present it at the meeting to establish their right to vote such shares.

    If you are a participant in the Capital Stock Purchase Program, shares of Common Stock held in your account may be voted through the proxy card accompanying this mailing. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

    If you are a participant in the Tricon Long Term Savings Program ("Plan"), you may use the accompanying proxy card to direct the trustee of the Plan to vote shares of Common Stock you beneficially own under the Plan. In accordance with the Plan terms, if your proxy card for Plan shares is not returned, those shares will not be voted.

SOLICITATION EXPENSES

    The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $14,000 plus expenses for these services. In addition to the solicitation of proxies by mail, certain directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

ADMISSION TO ANNUAL MEETING

    If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card and return the proxy card with the "Annual Meeting" box marked. A beneficial owner who plans to attend the meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to the Company's transfer agent, BankBoston, N.A., P.O. Box 8038, Boston, Massachusetts 02266-8038. Admittance to the annual meeting will be based upon availability of seating.

    Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions desk.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

BOARD OF DIRECTORS

    The Board of Directors is presently divided into three classes consisting of four directors each. Each class is elected for a three-year term expiring in successive years. The Board of Directors has nominated each of the following individuals for reelection at the annual meeting:

                               JAMES DIMON
                               MASSIMO FERRAGAMO
                               ROBERT J. ULRICH
                               JEANETTE S. WAGNER

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

    If elected, the Company expects that Messrs. Dimon, Ferragamo and Ulrich and Ms. Wagner will hold office until the annual meeting of shareholders in 2002 and until their respective successors have been elected and qualified.

    Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the four nominees receiving the greatest number of votes for Class II directors will be deemed elected directors. Unless a shareholder specifies otherwise, the proxies received in response to this solicitation will be voted in favor of the election of the four nominees for Class II directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

    The following pages contain certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Stock ownership information for each nominee and continuing director is presented on page 8.

--------------------------------------------------------------------------------

NOMINEES FOR CLASS II DIRECTORS--TERMS EXPIRING IN 2002

--------------------------------------------------------------------------------

    JAMES DIMON is the former President of Citigroup Inc., having held that position during October and November of 1998 following the merger of Travelers Group Inc. and Citicorp. From September 1991 until October 1998, he was a director of Travelers Group Inc. From June 1995 to November 1998, he was President and Chief Operating Officer of Travelers Group Inc. He was the Co-Chairman of the Board and Co-Chief Executive Officer of Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"), the immediate parent company of Smith Barney Inc. and Salomon Brothers Inc. Mr. Dimon was a director of Travelers Property Casualty Corp. from 1996 to 1998. From May 1988 to June 1995 he was Chief Financial Officer of Travelers Group Inc. He was from May 1988 to September 1991, Executive Vice President of Travelers Group Inc. Mr. Dimon was Chief Operating Officer of Smith Barney until January 1996 and was Senior Executive Vice President and Chief Administrative Officer of Smith Barney from 1990 to 1991. From March 1994 to January 1996 he was Chief Operating Officer of the predecessor to Salomon Smith Barney. Mr. Dimon is a trustee of New York University Medical Center and a director of the Center on Addiction and Substance Abuse, the National Association of Securities Dealers, Inc. and a member of the Nominating Committee of the New York Stock Exchange, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and Audit Committee. Age 43.

    MASSIMO FERRAGAMO is President and Vice Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 41.

    ROBERT J. ULRICH is Chairman and Chief Executive Officer of Dayton Hudson Corporation and Target Stores. He became President of Dayton Hudson Department Store Company and President of Target Stores in 1984. He became Chairman and Chief Executive Officer of Target Stores in 1987 and assumed his additional present position with Dayton Hudson Corporation in 1994. Mr. Ulrich is also a director of Dayton Hudson Corporation. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Compensation Committee. Age 55.

    JEANETTE S. WAGNER is Vice Chairman of the Estee Lauder Companies, Inc. and has held this position since July 1, 1998. From 1986 until 1998, she was President of Estee Lauder International, Inc., the largest subsidiary of The Estee Lauder Companies, Inc. Ms. Wagner's career at Estee Lauder has included marketing and general management assignments domestically and internationally. She was elected a Director of Tricon effective October 7, 1997, and is a member of the Compensation Committee. Age 69.

--------------------------------------------------------------------------------

CLASS III DIRECTORS--TERMS EXPIRING IN 2000

--------------------------------------------------------------------------------

    D. RONALD DANIEL has been a director of McKinsey & Company since 1968. He joined McKinsey & Company in 1957 and held various positions with the firm, including Managing Director from 1976 to 1988. Mr. Daniel is a member of the Harvard Corporation, the Harvard Board of Overseers, and is the Treasurer of Harvard University. Mr. Daniel is also a member of the boards of WNET/Thirteen, New York's public television station, the Brookings Institution, Rockefeller University and the Markle Foundation. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and the Compensation Committee. Age 69.

    KENNETH G. LANGONE is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, Inc., a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of DBT Online, Inc., General Electric Co., and Unifi, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Compensation Committee. Age 63.

    ANDRALL E. PEARSON became Chairman of the Board of Tricon effective August 15, 1997, and Chief Executive Officer of the Company effective October 21, 1997. Mr. Pearson previously served as an operating partner of Clayton, Dubilier & Rice, a leveraged buy-out firm, from 1993 to 1997. He was President and Chief Operating Officer of PepsiCo, Inc. from 1971 through 1984 and served on PepsiCo's Board of Directors for 26 years, retiring in April 1996. From 1985 to 1993 he was a tenured professor at Harvard Business School. Mr. Pearson is also a director of DBT Online, Inc. and Citigroup Inc. He is also a trustee of the New York University Medical Center and Good Samaritan Medical Center in Palm Beach, Florida. He is a member and Chairperson of both the Tricon Executive/Finance Committee and Nominating Committee. Age 73.

    JOHN L. WEINBERG is Senior Chairman of Goldman, Sachs & Co., a position he has held since 1990. Mr. Weinberg has served as an investment banker with Goldman, Sachs & Co. since 1950. He became a Partner in 1956, Senior Partner and Co-Chairman of the Management Committee in 1976, and was Senior Partner and Chairman of the Management Committee from 1984 until 1990. He is also a director of Knight-Ridder, Inc. and Providian Corporation. He became a Director of Tricon effective October 7, 1997, and is a member of the Executive/Finance Committee, Nominating Committee and the Compensation Committee, of which he is Chairperson. Age 74.

--------------------------------------------------------------------------------

CLASS I DIRECTORS--TERMS EXPIRING IN 2001

--------------------------------------------------------------------------------

    ROBERT HOLLAND, JR. is the owner and Chief Executive Officer of WorkPlace Integrators, Michigan's largest Steelcase office furniture dealer. Prior to his current position, he was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. from 1995 through 1996. From 1981 to 1984 and from 1991 to 1995, Mr. Holland served as Chairman and CEO of Rokher-J, Inc., which participates in business development projects and provides strategy development assistance to senior management of major corporations. From 1984 to 1987, he was Chairman and Chief Executive Officer of City Marketing, a beverage distribution company in Detroit, Michigan. From 1987 to 1990, he was Vice President, and from 1990 to 1991, he was Chairman of Gilreath Manufacturing, Inc., a full-service custom plastic injection molding company. Mr. Holland is also a director of Mutual of New York, TruMark Inc., Frontier Corporation, A C Nielsen Corporation, Olin Corporation and Lexmark International, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 57.

    SIDNEY KOHL, along with other family members, developed Kohl's Food Stores, Wisconsin's largest supermarket chain, and Kohl's Department Stores, now a national (New York Stock Exchange) department store chain. He served as President and then Chairman when the two entities were sold in 1972. Since 1980, Mr. Kohl has been the president of the Sidney Kohl Company which develops, owns and manages substantial commercial and residential property. Mr. Kohl also serves on the Board of Kinko's, Inc. and Alliant FoodService, Inc. He was elected a Director of Tricon effective October 7, 1997, and is a member and Chairperson of the Audit Committee. Age 68.

    DAVID C. NOVAK became Vice Chairman of the Board and President of Tricon on October 21, 1997. He was elected a Director of Tricon effective October 7, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Tricon. Mr. Novak joined Pizza Hut in 1986 as Senior Vice President, Marketing. In 1990, he became Executive Vice President, Marketing and National Sales, for Pepsi-Cola Company. In 1992 he became Chief Operating Officer, Pepsi-Cola North America, and in 1994 he became President and Chief Executive Officer of KFC North America. Mr. Novak is a member of the Tricon Executive/Finance Committee and Nominating Committee. Age 46.

    JACKIE TRUJILLO has been Chairman of the Board of Harman Management Corporation, one of KFC's largest franchisees, since 1995. She joined the Harman organization in 1953 and held various positions, becoming Executive Vice President of Operations in 1983, with responsibility for operations of its restaurants in Utah, Colorado, Washington and Northern California. From 1987 to 1995, she served as Executive Vice Chairman of Harman Management Corporation. She was elected a Director of Tricon effective October 7, 1997, and is a member of the Audit Committee. Age 63.

--------------------------------------------------------------------------------

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors met six times and the Audit Committee and Compensation Committee each met five times during fiscal 1998. All directors attended at least 75% of all of the meetings of the Board and the committees of which they were members during 1998 except Messrs. Langone and Ulrich who each attended 67% of the Board meetings and 60% of the Compensation Committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has standing Audit, Compensation, Executive/Finance and Nominating Committees. All members of the Audit and Compensation Committees are non-employee directors.

    AUDIT COMMITTEE. The Audit Committee consists of James Dimon, Massimo Ferragamo, Robert Holland, Jr., Jackie Trujillo and Sidney Kohl, who serves as Chairperson. The Audit Committee's responsibilities include: (i) recommending to the Board the selection, retention or termination of the Company's independent auditors; (ii) approving the level of non-audit services provided by the independent auditors; (iii) reviewing the scope and results of the work of the Company's internal auditors; (iv) reviewing the scope and approving the estimated cost of the annual audit; (v) reviewing the annual financial statements and the results of the audit with management and the independent auditors; (vi) reviewing with management, the Company's internal auditors and the independent auditors the adequacy of the Company's system of internal accounting controls; (vii) reviewing with management and the independent auditors any significant recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls; (viii) ensuring that the Company has the appropriate systems and processes in place to be sure that the Company is in compliance with all applicable laws and regulations; and (ix) reporting to the Board on the results of its review and making recommendations as it may deem appropriate. The Audit Committee met five times during fiscal 1998.

    COMPENSATION COMMITTEE. The Compensation Committee consists of D. Ronald Daniel, Kenneth G. Langone, Robert J. Ulrich, Jeanette S. Wagner and John L. Weinberg, who serves as Chairperson. The Compensation Committee's responsibilities include: (i) reviewing and submitting to the Board of Directors recommendations concerning the Company's compensation philosophy; (ii) oversight of Tricon's Long Term Incentive Plan, Executive Incentive Compensation Plan and other executive plans; (iii) approving, or referring to the Board of Directors for approval, changes in such plans and the compensation programs to which they relate; (iv) reviewing and approving the compensation of senior executives of the Company; (v) appraising the performance of the chief executive officer and other senior executives; (vi) reviewing management succession planning; and
(vii) reviewing periodically directors' compensation. The Compensation Committee met five times in fiscal 1998.

    EXECUTIVE/FINANCE COMMITTEE. The Executive/Finance Committee consists of D. Ronald Daniel, James Dimon, David C. Novak, John L. Weinberg and Andrall E. Pearson, who serves as Chairperson. The Executive/Finance Committee exercises all of the powers of the Board of Directors in the management of the business and affairs of the Company consistent with applicable law while the Board of Directors is not in session. The Executive/Finance Committee did not meet during fiscal 1998.

    NOMINATING COMMITTEE. The Nominating Committee consists of D. Ronald Daniel, James Dimon, David C. Novak, John L. Weinberg and Andrall E. Pearson, who serves as Chairperson. The Nominating Committee: (i) identifies suitable candidates for Board members; (ii) proposes to the Board a slate of directors for election by the shareholders; and (iii) proposes candidates to fill vacancies on the Board based on qualifications it determines to be appropriate. The committee will consider those recommendations by shareholders which are submitted, along with biographical and business experience information, to the Chief Executive Officer. The Nominating Committee did not meet during fiscal 1998.

COMPENSATION OF DIRECTORS

    Employee Directors do not receive additional compensation for serving on the Board of Directors. Non-employee Directors receive an annual stock grant retainer with a fair market value of $50,000 and an annual grant of options to buy $50,000 worth of Tricon's Common Stock at a price equal to the fair market value of Tricon Common Stock on the date of grant. Non-employee Directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, payment of which will be deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. The Company also pays the premiums on directors' and officers' liability and business travel accident insurance policies covering the Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, members of the Compensation Committee were John L. Weinberg, D. Ronald Daniel, Kenneth G. Langone, Jeanette S. Wagner and Robert J. Ulrich. Mr. Weinberg is Senior Chairman of Goldman, Sachs & Co. During fiscal 1998, Goldman, Sachs & Co. provided investment banking and financial advisory services to the Company. Andrall E. Pearson, Chairman of the Board and Chief Executive Officer of the Company, was a director and member of the compensation committee of Travelers Group Inc. and Citigroup Inc. James Dimon served as President and a director of Travelers Group Inc. and President of Citigroup Inc. during 1998. Mr. Dimon is a Director of the Company.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its officers and directors were complied with during fiscal 1998, except two filings covering two purchases by D. Ronald Daniel and one filing covering two purchases by Mr. Kohl which were inadvertently filed late.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Based on Schedule 13G filings, stockholders holding 5% or more of Tricon Common Stock as of February 28, 1999, were:

                                                                          NUMBER OF SHARES
NAME AND ADDRESS OF                                           TITLE OF      BENEFICIALLY      PERCENT OF
BENEFICIAL OWNER                                               CLASS            OWNED            CLASS
----------------------------------------------------------  ------------  -----------------  -------------
BZW Barclays Global Investors NA                               Common           7,653,477(1)         5.0%
45 Fremont Street
San Francisco, California 94105

FMR Corp.                                                      Common          17,238,533(2)        11.3%
82 Devonshire Street
Boston, Massachusetts 02109

Tiger Management L.L.C.,                                       Common          13,067,000(3)         8.6%
Tiger Performance L.L.C.,
Julian H. Robertson, Jr.
101 Park Avenue
New York, New York 10178

------------------------

(1) BZW Barclay's Global ("Barclays") reported its beneficial ownership as of December 31, 1998, on a Schedule 13G filed with the Securities and Exchange Commission ("SEC"). The filing indicates that Barclays has sole voting power for 6,949,301 shares, shared voting power for 23,072 shares, sole dispositive power for 7,653,477 shares and shared dispositive power for 0 shares.

(2) FMR Corp. ("FMR") reported its beneficial ownership as of February 28, 1999, on a Schedule 13G/A filed with the SEC. The filing indicates that FMR has sole voting power for 528,927 shares, shared voting power for 0 shares, sole dispositive power for 17,238,533 shares and shared dispositive power for 0 shares.

(3) Tiger Management L.L.C. ("TMLLC"), Tiger Performance L.L.C. ("TPLLC") and Julian H. Robertson, Jr., the ultimate controlling person of TMLLC and TPLLC, reported their beneficial ownership as of December 31, 1998 on a
    Schedule 13G/A filed with the SEC. The filing indicates that TMLLC has shared voting and dispositive power of and beneficially owns 7,003,200 shares, and TPLLC has shared voting and dispositive power of and beneficially owns 6,063,800 shares.

STOCK OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership of Tricon's Common Stock as of February 15, 1999 by (i) each of the Company's continuing directors and nominees for election as directors, (ii) each of the executive officers of the Company named in the summary compensation table, and (iii) all directors and executive officers as a group. Except as otherwise noted, each of the following persons and their family members has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or her. None of the following persons or group hold in excess of one percent of Tricon's Common Stock. Tricon's internal stock ownership guidelines call for the Chairman to own Tricon Common Stock (or deferral plan units) with a value equal to 7.5 times current salary within five years and for other executive officers to own from 3 to 5 times current salary within five years.

                                                             SHARES BENEFICIALLY         DEFERRAL
NAME                                                                OWNED                PLANS(1)        TOTAL
---------------------------------------------------------  ------------------------  ----------------  ----------
Andrall E. Pearson.......................................            365,402(2)            131,905        497,306
David C. Novak...........................................              9,564(2)(3)(4)       145,175       154,739
D. Ronald Daniel.........................................              5,721(5)              3,332          9,053
James Dimon..............................................            110,721(5)(6)           3,332        114,053
Massimo Ferragamo........................................             17,721(5)              3,332         21,053
Robert Holland, Jr.......................................              2,721(5)              3,332          6,053
Sidney Kohl..............................................             34,721(5)(7)           3,332         38,053
Kenneth G. Langone.......................................            155,263(5)                790        156,053
Jackie Trujillo..........................................              7,318(5)(8)           3,332         10,650
Robert J. Ulrich.........................................              2,721(5)              3,332          6,053
Jeanette S. Wagner.......................................              2,721(5)              3,332          6,053
John L. Weinberg.........................................             54,701(5)(9)           3,332         58,033
Christian L. Campbell....................................              3,321(10)            18,249         21,570
Robert L. Carleton.......................................              6,797(3)             40,208         47,005
Robert C. Lowes..........................................             15,001                46,924         61,925
All Directors and Executive Officers as a Group (26
  persons)...............................................            830,110(2)(3)         602,198      1,432,308

------------------------

 (1) Units denominated as Common Stock equivalents held in deferred compensation accounts under the Director Deferred Compensation Plan or the Executive Incentive Deferral Plan. Amounts payable under these plans will be paid in Common Stock of the Company. Also included with respect to each non-employee director is 790 shares representing the $25,000 initial stock grant payable to non-employee directors after they leave the Board.

 (2) As set forth in the following table, for Messrs. Pearson, Novak and all directors and executive officers as a group, the share amounts include beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options awarded under employee/director incentive compensation plan.

                                                                                                ALL DIRECTORS AND
                                                                  ANDRALL E.    DAVID C.            EXECUTIVE
                                                                    PEARSON       NOVAK        OFFICERS AS A GROUP
                                                                  -----------  -----------  -------------------------
    Shares which may be acquired within 60 days pursuant to
      stock options.............................................     350,000        2,268             386,984

 (3) Share amounts include any shares held pursuant to the Tricon Long Term Savings Program which will be subject to the voting direction of such persons at the Annual Meeting: Mr. Novak, 6,820 shares; Mr. Carleton, 4 shares; and all directors and executive officers as a group, 7,525 shares.

 (4) Includes 110 shares held by Mr. Novak's spouse as custodian for their daughter.

 (5) Includes beneficial ownership of 2,721 shares which may be acquired within 60 days pursuant to stock options awarded under employee/director incentive compensation plans.

 (6) Includes 6,000 shares held by Mr. Dimon's spouse as custodian for their minor children; and 2,000 shares owned by Mr. Dimon's spouse.

 (7) Includes 16,000 shares held in a trust of which Mr. Kohl is trustee.

 (8) Includes 480 shares held by the Harman Cafes Employee Profit Sharing Trust and 4,000 shares owned by Harman Management Corp. of which Ms. Trujillo is a trustee and of which Ms. Trujillo disclaims beneficial ownership.

 (9) Includes 2,080 shares held by trusts of which Mr. Weinberg is trustee; and 2,800 shares held by Mr. Weinberg's spouse.

(10) Includes 20 shares held by Mr. Campbell's spouse.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Tricon to its Chief Executive Officer and four other most highly compensated executive officers as of the end of the Company's 1998 fiscal year in accordance with the rules of the Securities and Exchange Commission. These five individuals are referred to in this proxy statement as the named executive officers. Amounts shown include compensation paid or awarded to the named executive officers for periods prior to the Spin-Off.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                   --------------------
                                                     ANNUAL COMPENSATION                SECURITIES
                                            -------------------------------------       UNDERLYING
           NAME AND                                                 OTHER ANNUAL       OPTIONS/SARS        ALL OTHER
      PRINCIPAL POSITION           YEAR      SALARY(1)   BONUS(1)   COMPENSATION      (# SHARES)(2)      COMPENSATION
-------------------------------  ---------  -----------  ---------  -------------  --------------------  -------------
Andrall E. Pearson ............       1998   $ 900,000   $2,700,000   $  90,320(3)               0        $   150,000(4)
  Chairman of the Board and           1997     446,538   1,300,000      134,135(5)       1,050,000          1,283,333(6)
  Chief Executive Officer

David C. Novak ................       1998     700,000   2,100,000       69,669(7)               0            582,887(4)
  Vice Chairman of the Board          1997     619,231   1,748,660        8,167            805,542                  0
  and President                       1996     433,654     515,170        7,946            568,274(8)               0

Robert C. Lowes ...............       1998     600,000   1,125,000       84,213(9)               0             90,190(4)
  Chief Financial Officer             1997     265,384     270,570      185,058(10)         158,064                 0

Robert L. Carleton ............       1998     400,000   1,100,000       97,715(9)          44,037            148,220(4)
  Senior Vice President and           1997     371,626     444,660       10,845(10)          66,437           450,000(11)
  Controller                          1996     330,058     162,580       11,563                  0                  0

Christian L. Campbell .........       1998     400,000     990,000        8,387(9)               0              6,667(4)
  Senior Vice President,              1997     257,692     350,000      121,217(10)         110,645                 0
  General Counsel and Secretary

------------------------

(1) Amounts shown include compensation earned by the named executive officers during 1998, including amounts deferred at the election of those officers. Bonuses are generally paid in the year following the year in which they are earned. The 1997 salary of Messrs. Pearson, Lowes and Campbell only reflect a partial year since each was first employed during the second half of 1997. For 1997, the bonus shown for Mr. Pearson represents a guaranteed bonus of $450,000 and a one-time hiring bonus of $850,000 awarded pursuant to his employment agreement with the Company. For 1997, the bonus shown for Mr. Campbell represents a guaranteed bonus of $200,000 and a hiring bonus of $150,000 awarded pursuant to his employment agreement with the Company. For 1998, the bonus shown for Messrs. Carleton and Campbell includes hiring bonuses of $450,000 and $150,000, respectively. All other bonuses were determined pursuant to the Company's Executive Incentive Compensation Plan.

(2) The stock options listed in this column were granted under Tricon's Long Term Incentive Plan. No stock appreciation rights ("SARs") were granted in 1996 through 1998.

(3) This amount includes $38,487 for personal use of Company aircraft, $37,918 Company perquisites allowance and $13,915 for tax-related reimbursements.

(4) Represents preferential earnings on deferred compensation.

(5) This amount includes $65,152 for country club dues and $63,618 for tax-related reimbursements.

(6) Included in this column for Mr. Pearson is a $1,000,000 retirement payment to be made to him following his retirement which is expected to occur on July 1, 2000. Under the terms of his employment agreement, Mr. Pearson will not be entitled to any retirement benefits under Tricon's

    Salaried Employees Retirement Plan or Pension Equalization Plan. Also included is $283,333 of preferential earnings on deferred compensation.

(7) This amount includes $41,532 for personal use of Company aircraft, $19,750 Company perquisites allowance and $8,387 for tax-related reimbursements.

(8) The 1996 option grant shown was originally made with respect to PepsiCo Common Stock. The number shown for 1996 represents the replacement on October 7, 1997 of outstanding unvested PepsiCo stock options under PepsiCo's stock option plans with Tricon options, which was intended to preserve the economic value of forfeited PepsiCo options at the time of the Spin-Off. The number of Common Shares covered by the replacement option was calculated by dividing the number of PepsiCo common shares under the original option by a factor of 0.774283, and the exercise price of the option was decreased by multiplying the original exercise price by the same factor. The factor was determined based on the respective weighted average market values of Tricon and PepsiCo Common Stock during the ten trading days prior to the Spin-Off.

(9) For 1998, these amounts include reimbursement for moving and tax related expenses, respectively, of $38,976 and $8,387 for Mr. Lowes, $76,583 and $0 for Mr. Carleton and $0 and $8,387 for Mr. Campbell.

(10) For 1997, these amounts include reimbursement for moving and tax-related expenses, respectively, of $123,810 and $14,869 for Mr. Lowes, and $0 and $10,845 for Mr. Carleton and $106,182 and $2,258 for Mr. Campbell.

(11) This amount represents the retirement payment which will be made to Mr. Carleton following his retirement from Tricon; however, this amount will be reduced by the lump-sum present value of any benefit Mr. Carleton earns under the Tricon Salaried Employees Retirement Plan and Tricon Pension Equalization Plan.

STOCK OPTION GRANTS

    The following table presents information with respect to stock option grants that were made during the fiscal year ended December 26, 1998 to each of the named executive officers. All options granted by the Company in 1998 were non-qualified stock options, and no stock appreciation rights ("SARs") were granted in 1998. Except for Mr. Carleton, the named executive officers listed below received stock option grants in 1997 that were intended to cover 1998. Therefore, they did not receive 1998 grants. Except for Mr. Pearson (whose 1997 grant was intended to cover 1998 and 1999), the named executive officers received stock option grants in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                                --------------------------------
                                                  NUMBER OF
                                                 SECURITIES
                                                 UNDERLYING       % OF TOTAL
                                                   OPTIONS          OPTIONS         EXERCISE                  GRANT DATE
                                                   GRANTED          GRANTED           PRICE      EXPIRATION     PRESENT
                     NAME                       (# SHARES)(1)    TO EMPLOYEES     ($/SHARE)(2)      DATE       VALUE(3)
----------------------------------------------  -------------  -----------------  -------------  -----------  -----------
Andrall E. Pearson............................            0                0
David C. Novak................................            0                0
Robert C. Lowes...............................            0                0
Robert L. Carleton............................       44,037              .37            27.25       1/20/08    $ 475,600
Christian L. Campbell.........................            0                0

------------------------

(1) 1998 option grants become exercisable on January 20, 2002. The terms of each option grant provide that if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2) The exercise price shown is the average of the high and low sales price of the Company's Common Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes option pricing model. The Black-Scholes present value per option was $10.80. The assumptions used in calculating the Black-Scholes present value for the new options were as follows: (a) options are assumed to be exercised at year six; (b) volatility is 28.8% based on the daily closing stock prices from October 7, 1997 to December 24, 1998 for Tricon, and the monthly closing stock prices for the last four years for McDonald's Corporation and Wendy's International, Inc.; (c) the risk-free rate of return is 5.43% based on the five-year zero coupon treasury average yield for January 1998; and (d) the dividend yield is 0%. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period, but prior to the end of the option term, or to the fact that the Company has stock ownership guidelines.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised stock options held as of December 26, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED
                                                                              OPTIONS AT              VALUE OF UNEXERCISED
                                       SHARES                             DECEMBER 26, 1998         IN-THE-MONEY OPTIONS AT
                                     ACQUIRED ON                              (# SHARES)               DECEMBER 26, 1998
                                      EXERCISE            VALUE       --------------------------  ----------------------------
              NAME                   (# SHARES)         REALIZED      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE(1)
--------------------------------  -----------------  ---------------  -----------  -------------  -----------  ---------------
Andrall E. Pearson..............              0                 0        350,000        700,000   $ 5,597,270   $  11,194,540
David C. Novak..................              0                 0          2,268      1,375,238        69,257      25,877,546
Robert C. Lowes.................              0                 0              0        158,064             0       2,527,791
Robert L. Carleton..............              0                 0              0        110,474             0       2,025,170
Christian L. Campbell...........              0                 0              0        110,645             0       1,769,457

------------------------

(1) The value of in-the-money options is based on the $47.625 per share closing price of Tricon Common Stock on December 24, 1998 (the last trading day prior to Tricon's fiscal year-end), less the exercise price of the options.

PENSION PLANS

    The Company has adopted the Tricon Salaried Employees Retirement Plan and Tricon Pension Equalization Plan. The annual benefits payable under these two pension plans to employees with five or more years of service at age 65 are equal to 3% of the employee's highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

    Under the Tricon plans, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 1999 for the following pay classifications and years of service are expected to be:

                                                           YEARS OF SERVICE
                                      ----------------------------------------------------------
            REMUNERATION                  15          20          25          30          35
------------------------------------  ----------  ----------  ----------  ----------  ----------
$ 250,000...........................  $   85,370  $   97,160  $  108,950  $  120,740  $  132,530
$ 500,000...........................     172,870     197,160     221,450     245,740     270,030
$ 750,000...........................     260,370     297,160     333,950     370,740     407,530
$1,000,000..........................     347,870     397,160     446,450     495,740     545,030
$1,250,000..........................     435,370     497,160     558,950     620,740     682,530
$1,500,000..........................     522,870     597,160     671,450     745,740     820,030

    The years of credited service and covered compensation under the Salaried Employees Retirement Plan and Pension Equalization Plan for the covered executive officers named in the Summary Compensation Table are as follows:

                                                                                                    CHRISTIAN
                                               ANDRALL E.      DAVID C.    ROBERT C.   ROBERT L.       L.
                                                 PEARSON        NOVAK        LOWES      CARLETON    CAMPBELL
                                              -------------  ------------  ----------  ----------  -----------
Years of Credited Service...................           (1)             12           6(2)          1          1
Covered Compensation........................           (1)   $  1,095,757  $  567,977  $  551,176   $ 328,846

------------------------

(1) Under the terms of Mr. Pearson's employment agreement, he will not participate in the Tricon pension plans.

(2) Mr. Lowes credited service includes the five years of additional credited service granted to him pursuant to his employment agreement (described below).

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

    EMPLOYMENT AGREEMENTS. The Company has entered into an employment agreement with Andrall E. Pearson under which he will serve as Tricon's Chairman of the Board and Chief Executive Officer until July 1, 2000. The agreement provides for an annual salary of $900,000 and annual incentive compensation awards to be determined by the Company's Board of Directors. However, the guaranteed bonus for 1997 (payable in 1998) was $450,000. The Company also awarded Mr. Pearson a one-time hiring bonus of $850,000 in 1997 which under the terms of the agreement was deferred until the end of his employment and treated as if invested in Tricon Common Stock at a discount under the Tricon Executive Income Deferral Plan. In addition, the Company will make a $1,000,000 retirement payment to Mr. Pearson at the end of his employment term. Mr. Pearson was granted options to purchase 1,050,000 shares of the Company's Common Stock. The exercise price of these options is $31.63 per share, which was the average of the closing prices of Tricon stock for the fifth through the twentieth trading days following October 6, 1997, but not less than the average of the high and low sales price for Tricon's Common Stock on the grant date. One third of the options vested on July 1, 1998, and one-third will vest on each of July 1, 1999 and July 1, 2000. They will be exercisable for a period of ten years from the grant date.

    The Company also entered into an employment agreement with Robert C. Lowes in July of 1997, under which he will serve as Tricon's Chief Financial Officer. The agreement provides for a starting salary of $600,000 per year and participation in Tricon's annual incentive plan with a target annual incentive compensation award of 75% of annual salary. In addition, the Company will add five years of credited service to Mr. Lowes' benefit under the Tricon Salaried Employees Pension Plan and Tricon Pension Equalization Plan. Mr. Lowes was granted options to purchase 158,064 shares of Tricon Common Stock at an exercise price of $31.63, which represents the average closing prices of Tricon Stock for the fifth through twentieth day period following Tricon's October 6, 1997 spin-off from Pepsi Co., but not less than the average of the high and low sales price for Tricon's Common Stock on the grant date. They will become exercisable five years from the grant date (provided Mr. Lowes remains employed by Tricon) and must be exercised within ten years from the grant date or, if earlier, termination of employment. In addition, Mr. Lowes will be entitled to a severance payment equal to two times his salary plus target incentive if he is terminated by the Company for any reason other than cause.

    The Company has also entered into an employment agreement with Robert L. Carleton under which he will serve as Tricon's Controller. The agreement provides for a starting salary of $400,000 per year and participation in Tricon's annual incentive plan with a target annual incentive compensation award of 65% of annual salary. The Company also agreed to pay Mr. Carleton a $450,000 hiring bonus in February 1998 which was intended to partially offset the gain attributable to unvested PepsiCo options forfeited by him at the Spin-Off. In addition, the Company will make a $450,000 retirement payment to Mr. Carleton when he retires from Tricon; however, the payment will be reduced by the lump sum present value of any benefit he accrues under the Tricon Salaried Employees Pension Plan and the Tricon Pension Equalization Plan. Mr. Carleton was granted options to purchase 62,488 and 3,949 shares of the Company's Common Stock. The exercise price of these options is $30.41 and $34.47, respectively, which was the fair market value on the date of grant. These options will vest on February 1, 2000, and will be exercisable for a period of ten years from the grant dates.

    The Company entered into an employment agreement with Christian L. Campbell in September of 1997, under which he will serve as Tricon's Senior Vice President, General Counsel and Secretary. The agreement provided for a starting salary of $400,000 per year and participation in Tricon's annual incentive plan with a target annual incentive compensation award of 65% (subsequently changed to 75%) of annual salary. The Company also agreed to pay Mr. Campbell a $300,000 hiring bonus, 50% of which was payable upon starting with Tricon and the remainder payable on his first anniversary. In addition, the Company agreed to pay Mr. Campbell a guaranteed 1997 bonus, payable in 1998, of $200,000. Upon achieving normal retirement age status (age 55 and at least 10 years of credited service with Tricon), the Company will add five years of credited service to Mr. Campbell's benefit under the Tricon Salaried Employees Pension Plan and Tricon Pension Equalization Plan. Mr. Campbell was granted options to purchase 110,645 shares of Tricon Common Stock at an exercise price of $31.63, which represents the average closing prices for Tricon stock for the fifth through twentieth day period following Tricon's October 6, 1997 spin-off from PepsiCo, but not less than the average of the high and low sales price for Tricon's Common Stock on the grant date. They will become exercisable five years from the grant date (provided Mr. Campbell remains employed by Tricon) and must be exercised within ten years from the grant date or, if earlier, termination of employment.

    CHANGE IN CONTROL AGREEMENTS. Change in control severance agreements are in effect between the Company and certain key executives (including Messrs. Pearson, Novak, Lowes, Carleton and Campbell). These executive change in control agreements (the "Agreements") were effective as of July 21, 1998, have been general obligations of the Company since that date, and provide, generally, that if, within two years subsequent to a change in control of the Company (a "Change in Control"), the employment of the executive ("Covered Executive") is terminated (other than for cause, or for other limited reasons specified in the Agreements), or if the Covered Executive terminates employment for Good Reason (defined in the Agreements to include a diminution of duties and responsibilities or benefits), the Covered Executive will be entitled to receive a severance payment consisting of (a) the Covered Executive's base salary through the date of termination, (b) a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of such performance goals until date of termination, (c) two times the sum of the Covered Executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the Change in Control, and (d) any unpaid compensation. In addition, Mr. Carleton's Agreement provides that should he become entitled to payments under his Agreement prior to the time he becomes entitled to the $450,000 retirement payment specified in his employment agreement, the $450,000 will be paid under this Agreement. If payments had been made at December 26, 1998, the total of such severance payments under (c) above to each of Messrs. Pearson,

Novak, Lowes, Carleton and Campbell would have been $4,400,000, $4,897,320, $2,100,000, $1,689,320, and $1,500,000, respectively. A Covered Executive whose employment is not terminated in a manner described in this paragraph will not be entitled to receive any severance payments under the Agreements. In addition to such severance payments, the Company will also provide the Covered Executive with outplacement services for one year following such termination. In addition, the Agreements provide that in the event a Covered Executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the Covered Executive will become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the Covered Executive will be in the same after-tax position as if no excise tax has been imposed. If a Change in Control does not occur before December 31, 2000, the Agreements terminate.

CERTAIN TRANSACTIONS

    During 1998, affiliates of Harman Management Company ("Harman") paid royalties of approximately $9,316,305 to KFC Corporation, a subsidiary of Tricon. Jackie Trujillo, Chairman of the Board of Harman, is a Director of Tricon.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") is responsible for assisting the Board of Directors in monitoring the Company's compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration which is competitive and reflective of performance.

COMPENSATION PHILOSOPHY AND PROGRAMS

    In administering senior executive officer compensation, the Committee has established a compensation program tailored for the restaurant industry that is designed to reward superior performance. The committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Committee has established stock ownership guidelines for the 500 most senior executives and managers. The guidelines vary from 7.5 times salary to 0.25 times salary and assume that affected employees will meet or exceed the guidelines within five years of implementation. The Company's long-term stock option program is focused on attracting, retaining and motivating the best restaurant executives in the industry.

    Senior People Resources management of the Company presents proposals and recommendations on senior executive officer compensation to the Committee for their review and evaluation. To establish compensation targets, the Committee uses data provided by the Company which is obtained from independent consultants. The data reflect compensation practices of 20 companies from the restaurant, service, consumer goods and retail industries (the comparator group) who participate in widely distributed surveys. The Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Base pay is established at the median level for the comparator group. Annual incentive compensation targets are set at the 75th percentile for the comparator group. Long-term incentive targets are set at the 75th percentile for executives and managers who are achieving their ownership guideline. Companies in the comparator group may be included in the S&P Restaurants Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains these executives against offers from outside the restaurant industry, the Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

BASE SALARIES

    The Committee approved the Company's executive compensation salary structure for 1998. Base salaries were established around a targeted pay level for each position within each career band. Each position's career band is established based on the median level of base compensation for similar positions in the survey data. The 1998 increases to base salaries were set within the prescribed career band based on an assessment of factors including individual performance, experience and responsibilities. This assessment is not subject to weightings or formulas. Future individual salary increases are expected to reflect the position against a targeted salary within the career band, the merit increase budget established by the Company, and individual performance over the prior performance period. Each merit increase budget is expected to be based on survey information of salary increase budgets for the comparator group, Company performance and an assessment of the Company's labor costs for management employees.

ANNUAL CASH INCENTIVES

    The Company has established the 1997 Executive Incentive Compensation Plan ("EICP") to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share ("EPS") target (adjusted for nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Committee has discretion to decrease (but not increase) the amount payable. Pursuant to the terms of the EICP, the Committee certified results against performance objectives and approved annual incentive awards.

    In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. Operating company goals and objectives for executive officers in 1998 included cash flow and profit objectives. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage is applied to each participant's predetermined target incentive amount in determining a participant's actual incentive award which may not exceed the overall maximum. Depending on actual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible nonexecutive officers; however, each operating company also has financial targets based on one or more of the following measures: sales, profit, cash flow, and return on assets.

    In keeping with the emphasis on stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Tricon Common Stock at a discount; however, to receive payment of these shares, participating executives must continue employment with the Company for two years following the deferral or meet certain retirement or disability criteria.

LONG-TERM INCENTIVES

    The Company provides long-term incentives through the Company's 1997 Long Term Incentive Plan ("LTIP"). The Committee believes that stock ownership by executive and middle management is essential for aligning management's interest with that of shareholders.

    Under the LTIP, the Committee provides long-term incentive awards in the form of stock options and, from time to time, restricted shares. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the market data for that job and the performance of the executive. For executive officers these grants were based on the individual's anticipated achievement of their stock ownership guidelines, responsibilities, performance, and future potential. Each option was granted at not less than the fair market value of the underlying Common Stock on the date of grant. Each regular grant of an option becomes vested after four years and is for a term a ten years.

1998 COMPENSATION OF ANDRALL E. PEARSON

    In 1997, Mr. Pearson entered into a three-year employment agreement with the Company which was approved by PepsiCo (prior to spin-off of the Company by PepsiCo), the major terms of which were ratified by the Board's non-employee Directors. Under the Agreement, Mr. Pearson's annual salary was set at $900,000. The amount was determined based on a comparison with other firms in the comparator group. This salary is at the median for the survey group.

    The Committee did not change Mr. Pearson's salary in 1998 since it was set during the second half of 1997. Mr. Pearson did not receive a 1998 stock option grant. His 1997 grant was designed to cover his responsibilities as Chairman and Chief Executive Officer for 1998, 1999 and 2000.

    Mr. Pearson was awarded an annual incentive of $2,700,000 for 1998. The Committee certified Tricon's attainment of the Committee's pre-established EPS target for 1998. Based on Tricon's 1998 EPS, the Committee could have awarded Mr. Pearson an annual incentive of $3,000,000 under the EICP. The Committee, however, exercised its discretion to award Mr. Pearson a lower incentive. The determination of this amount was based on Mr. Pearson's target incentive (100% of his salary) multiplied by two factors: Tricon's performance and Mr. Pearson's individual performance. In exercising its discretion, the Committee reviewed Tricon's attainment of pre-established cash flow and EPS objectives. Attainment of these objectives resulted in a 200% factor for Tricon performance. In reviewing Mr. Pearson's individual performance, the Committee considered several criteria on a subjective basis including Tricon's above target 1998 EPS and cash flow, improved store level margins, improved same store sales and increased return on assets. The Committee determined that Mr. Pearson's personal performance was at the maximum level, producing a 150% factor. Combining the Tricon and personal performance factors resulted in a bonus equal to 300% of Mr. Pearson's target incentive.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

    Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code
Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

    For 1998, the annual salary paid to Mr. Pearson and the other named executive officers were in each case less than one million dollars. The 1998 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible when paid. To the extent any of the named executive officers defer their annual incentives into phantom shares of Tricon Common Stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, it is expected that they will be deductible when paid, since they will be paid after each executive's retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company's focus on performance-based compensation plans and continued deferral of compensation by certain executive officers, the Committee expects to continue to qualify most compensation paid to the group as tax deductible.

SUMMARY

    The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 1998 were competitive and appropriate, and serve shareholders' long-term interests.

Respectfully submitted,
The Compensation Committee

D. Ronald Daniel               Kenneth G. Langone
Robert J. Ulrich               Jeanette S. Wagner
John L. Weinberg

                               PERFORMANCE GRAPH

    The following performance graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Stock Index and to the S&P Restaurants Index for the period from September 17, 1997, the day shares of Tricon's Common Stock began trading on the New York Stock Exchange, to December 24, 1998, the last trading day of the Company's fiscal year. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 17, 1997 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Tricon were as follows:
McDonald's Corporation, Wendy's International, Inc. and Darden Restaurants, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TRICON     S&P 500    S&P RESTAURANTS
9/17/97          100        100                100
12/26/97          97         99                 96
12/24/98         164        130                157

                                           SEPTEMBER 17,      DECEMBER 26,       DECEMBER 24,
                                               1997               1997               1998
                                         -----------------  -----------------  -----------------
Tricon                                             100                 97                164
S & P 500                                          100                 99                130
S & P Restaurants                                  100                 96                157

                INCENTIVE PLAN PROPOSALS--BACKGROUND INFORMATION

    The Company's incentive compensation policies for officers include both long-term incentives and annual incentives. Incentives awarded by the Company in 1997, 1998 and 1999 were granted under the 1997 Long Term Incentive Plan and 1997 Executive Incentive Compensation Plan (the "Former Plans"). PepsiCo, as the sole shareholder of the Company prior to the Spin-Off, approved and adopted the Former Plans. Notwithstanding that the Former Plans were duly adopted by PepsiCo and continue to be in full force and effect since the Spin-Off, Internal Revenue Service regulations require that such plans or new plans be submitted for shareholder approval at the first annual meeting of shareholders following the first anniversary of the Spin-Off. Shareholder approval is required to qualify incentive compensation awarded after the 1999 Annual Meeting of Shareholders as "performance-based" compensation. "Performance-based compensation" is not subject to the limitation on deductibility for income tax purposes of certain executive compensation in excess of $1 million under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

    Incentives under the Former Plans qualified as "performance-based compensation" and thus, were not subject to any deductibility limitations. The Board of Directors believes that it is important for the Company to take all steps reasonably necessary to ensure that the Company will be able in the future to take all available tax deductions with respect to long-term incentives and annual incentives. Therefore, the Board of Directors, on the recommendation of the Compensation Committee, adopted, subject to shareholder approval, the Tricon Global Restaurants, Inc. Long Term Incentive Plan (the "Long Term Plan") and the Tricon Global Restaurants, Inc. Executive Incentive Compensation Plan (the "Incentive Plan").

    In order for the Long Term Plan or Incentive Plan to be approved by shareholders, each proposal must receive an affirmative vote of a majority of shares voted on such proposal at the Annual Meeting. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the adoption of such proposal, except, however, in the case of Item 2, abstentions will be treated as votes cast. No stock awards under the Long Term Plan will be made unless shareholder approval is obtained. Likewise, no payments will be made under the Incentive Plan unless shareholder approval is obtained.

    The following descriptions of the Long Term Plan and Incentive Plan are qualified by reference to the full texts thereof, copies of which are attached to this proxy.

                                  APPROVAL OF
                            LONG TERM INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

    INTRODUCTION. The Board of Directors recommends that stockholders approve the Tricon Global Restaurants, Inc. Long Term Incentive Plan (the "Long Term Plan") which was adopted by the Board on February 18, 1999, subject to stockholder approval. If the Long Term Plan and the performance goals under the plan are approved by stockholders, certain Awards made under the Plan will be eligible to qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) and 7,600,000 shares of Tricon Common Stock will be authorized and available for Awards under the Long Term Plan. A summary of the material provisions of the Long Term Plan is set forth below and is qualified in its entirety by reference to the Long Term Plan as set forth in Exhibit A hereto. If the Long Term Plan is not so approved, it will be cancelled.

    PURPOSE. The purpose of the Long Term Plan is to (i) motivate Participants, by means of appropriate incentives, to achieve long-range corporate goals; (ii) attract and retain persons eligible to participate in the plan; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock ("Stock"); and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return. To achieve the foregoing objectives, the Long Term Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights ("SARs"), stock units, restricted stock units, performance shares, performance units, and restricted stock ("Awards").

    ELIGIBILITY. Under the Long Term Plan, the Committee (defined below) may grant one or more Awards to any employee of the Company or its subsidiaries, and to any director of the Company (the "Participants"). As of December 26, 1998, the Company and its subsidiaries had approximately 260,000 employees. The specific employees who initially will be granted Awards under the Long Term Plan and the type and amount of any such Awards will be determined by the Committee.

    OPTIONS. The Committee may grant options under the Long Term Plan to purchase Stock which may be either non-qualified stock options or incentive stock options. The purchase price of a share of Stock under each option shall not be less that the fair market value of a share of Stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the Committee. In general, the Committee intends that the option terms will provide that options may not be exercised until four years after grant and will require the Participant to be employed through the four year period and up until the date of exercise. The full purchase price of each share of Stock purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash or in Stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Committee may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an option or SAR as the Committee determines to be desirable.

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right ("SAR") in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less than 100% of the fair market value of the Stock at the time the SAR is granted. Such excess amount shall be payable in Stock, in cash, or in a combination thereof, as determined by the Committee.

    OTHER STOCK AWARDS. The Committee may grant stock units (a right to receive Stock in the future), performance shares (a right to receive Stock or stock units contingent upon achievement of performance or other objectives), performance units (a right to receive a designated dollar amount of Stock contingent on achievement of performance or other objectives) and restricted stock and restricted stock units (a grant of Stock and the right to receive Stock in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee). Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee determines.

    The Company does not intend to utilize these awards in the near future or on any regular basis; however, it does foresee use of these awards in certain senior executive hiring or retention situations and will require a minimum three year vesting or performance period. The Company does intend to award restricted shares with a two year vesting period in the case of annual incentive deferrals payable in restricted shares. These awards (described more fully at page 16) are granted as a settlement of otherwise earned annual incentives and are designed to encourage employee Stock ownership in Tricon. In addition, employees are permitted to defer their salary or annual incentive into stock units payable at a date elected by the employee. This feature is also designed to encourage employee Stock ownership in Tricon.

    PERFORMANCE-BASED COMPENSATION. A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any Award described in the preceding paragraph as intended to be "performance-based compensation." Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by
Section 162(m). The performance goals that may be used by the Committee for such Awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, investments or to assets or net assets. To satisfy the requirements that apply to performance-based compensation, these goals must be approved by the Company's stockholders, and approval of the Plan will also constitute approval of the foregoing goals.

    ADMINISTRATION. The Long Term Plan is administered by a committee (the "Committee") selected by the Board and consisting solely of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Long Term Plan that would otherwise be the responsibility of the Committee. The Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and subject to certain limits, to cancel or suspend Awards. To the extent that the Committee determines that the restrictions imposed by the Long Term Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. The Committee will have the authority and discretion to interpret the Long Term Plan, to establish, amend, and rescind any rules and regulations relating to the Long Term Plan, to determine the terms and provisions of any Award agreement made pursuant to the Long Term Plan, and to make all other determinations that may be necessary or advisable for the administration of the Long Term Plan. Any interpretation of the Long Term Plan by the Committee and any decision made by it under the Long Term Plan is final and binding on all persons. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Until action to the contrary is taken by the Committee, the Committee's authority with respect to matters concerning participants below the Executive Officer level is delegated to the Chief Executive Officer and Chief People Officer of the Company.

    LIMITS ON AWARDS. The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Long Term Plan is 7,600,000 shares of Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Long Term Plan. If the exercise price of any stock option granted under the Long Term Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Long Term Plan.

    The following additional limits shall apply to Awards under the Long Term
Plan: (i) no more than 2,000,000 shares of Stock may be issued for options and SARs granted to any one individual in any five-calendar-year period; (ii) no more than 300,000 shares of Stock may be issued for stock unit, restricted stock, restricted stock unit, and performance share awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any five-calendar-year period;

(iii) no more than 500,000 shares of stock may be issued for stock units, restricted stock, and performance units awards (except that stock units, restricted stock and restricted stock units granted with respect to the deferral of salary or of annual cash incentive awards and in lieu of the receipt of such awards will not count toward this maximum); and (iv) no more than $1,000,000 may be covered by performance unit awards that are intended to be "performance-based compensation" granted to any one individual during any one-calendar-year period. The shares of Stock with respect to which Awards may be made under the Long Term Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the Long Term Plan may be settled in cash rather than Stock. The closing price with respect to the Stock on December 24, 1998 was $47.625 per share.

    The Committee may use shares of Stock available under the Long Term Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Long Term Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

    The Company does not intend to request shareholders to approve the authorization of additional shares under the Long Term Plan until after 2002.

    Except as otherwise provided by the Committee, Awards under the Long Term Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

    CHANGE IN CONTROL. Generally, the Committee may provide under the terms of any Award that upon a change in control, as defined in the Long Term Plan, all outstanding options and SARs will become fully exercisable and all stock units, restricted stock, restricted stock units and performance shares will become fully vested. Any restricted shares attributable to deferrals under the Company's deferral plan shall become fully vested upon a change of control.

    AMENDMENT AND TERMINATION. The Board may, at any time, amend or terminate the Long Term Plan, provided that no amendment or termination may, in the absence of consent to the change by the affected Participant, adversely affect the rights of any Participant or beneficiary under any Award granted under the Long Term Plan prior to the date such amendment is adopted by the Board. However, no amendment may increase the limits on shares, decrease the minimum option or SAR exercise price, or modify the restrictions on repricing without shareholder approval.

    FEDERAL INCOME TAX CONSIDERATION. The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Long Term Plan based on current federal income tax rules.

    NON-QUALIFIED OPTIONS. The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

    INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

    If the Participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the Participant, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

    STOCK APPRECIATION RIGHTS. The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the Participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. A Participant who has been granted a performance share award or performance unit award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. The Participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and the Company will be entitled to a corresponding deduction.

    RESTRICTED AND OTHER STOCK. A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Stock subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant and the Company will be entitled to a corresponding deduction. A Participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction.

    WITHHOLDING OF TAXES. The Company may withhold amounts from Participants to satisfy withholding tax requirements. Subject to guidelines established by the Committee, Participants may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

    $1 MILLION LIMIT. Section 162(m) disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company's chief executive officer and its four other most highly compensated executive officers (collectively, the "Covered Employees"). Compensation that qualifies as "performance-based compensation" is not subject to the $1 million limit. The Long Term Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

    CHANGE IN CONTROL. Any acceleration of the vesting or payment of Awards under the Long Term Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the Participant to a 20% excise tax and preclude deduction by the Company.

    TAX ADVICE. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Long Term Plan. A Participant may also be subject to state and local taxes in connection with the grant of Awards under the Long Term Plan. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the Awards granted to them in their personal circumstances.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TRICON GLOBAL RESTAURANTS, INC. LONG TERM INCENTIVE PLAN, INCLUDING THE PERFORMANCE GOALS FOR THE PLAN.

                                  APPROVAL OF
                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                             (ITEM 3 ON PROXY CARD)

    INTRODUCTION. The Board of Directors recommends that stockholders approve the Tricon Global Restaurants, Inc. Executive Incentive Compensation Plan (the "Incentive Plan") which was adopted by the Board on February 18, 1999, subject to stockholder approval. If the Incentive Plan is approved by stockholders, incentive payments made under the Plan will qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) of the Code. A summary of the material provisions of the Incentive Plan is set forth below and is qualified in its entirety by reference to the Incentive Plan as set forth in Exhibit B hereto. If the Incentive Plan is not so approved, it will be cancelled.

    PURPOSE. The purpose of the Incentive Plan is to promote the interests of the Company and its stockholders by (i) motivating executives, by means of performance-related incentives, to achieve financial goals; (ii) attracting and retaining executives of outstanding ability; (iii) strengthening the Company's capability to develop, maintain and direct a competent executive staff; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling executives to participate in the growth and financial success of the Company.

    ELIGIBILITY AND GRANT OF AWARDS. Under the Incentive Plan, the Committee (defined below) may grant cash incentives ("Awards") to those employees of the Company or its subsidiaries designated by the Committee who are Executive Officers or who otherwise are members of senior management of the Company ("Eligible Employees"). The recipient of an Award (a "Participant") will become entitled to a cash payment if certain performance goals (described below) for the Performance Period, as established by the Committee, are satisfied. For the Award, the amount of the cash payment is to be based on the extent to which the performance goals are achieved. At the time an Award is granted to a Participant, the Committee shall establish, with respect to the Award, (i) a target amount, expressed as a percentage of the Participant's base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be made with respect to various levels of achievement of the performance goal(s) for the Performance Period; and
(iv) whether the Award is intended to satisfy the requirements for performance-based compensation (as described below).

    PERFORMANCE-BASED COMPENSATION. A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any Award under the Plan as intended to be "performance-based compensation." Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m). The performance goals that the Committee may establish with respect to the grant of any Award will be based on any one or more of the following Company, subsidiary, operating unit, or division performance measures: cash flow, earnings per share, return on operating assets, return on equity, operating profit, net income, revenue growth, shareholder return, market value added or economic value added. To satisfy the requirements that apply to performance-based compensation, these goals must be approved by the Company's stockholders, and approval of the Plan will also constitute approval of the foregoing goals.

    PAYMENTS. A Participant's eligibility for payment with respect to an Award for a Performance Period shall be determined by the Committee. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for performance-based compensation, the Committee shall certify the attainment of the performance goal(s) and any other material terms. The Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period. The Committee shall have the discretion to adjust performance goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that, to the extent required by the requirements applicable to performance-based compensation, any Award designated as intended to satisfy the requirements for performance-based compensation may not be adjusted to increase the value of such Award. Except as otherwise provided by the Committee, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards. In no event will a Participant become eligible for payment for an Award for any calendar year in excess of $4,000,000.

    WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Incentive Plan any taxes required to be withheld with respect to such payments.

    CHANGE IN CONTROL. In the event of a change in control of the Company, as defined in the Incentive Plan, the Performance Period will be deemed to have concluded on the date of the change of control and each Participant will receive a pro rata amount (based on the number of days in such Performance Period elapsed through the date of the change of control) equal to the greater of the Participant's target amount or the amount the Participant would have earned for the Performance Period assuming continued achievement of the relevant performance goals at the rate achieved as of the date of the change of control.

    ADMINISTRATION. The Incentive Plan is administered by a committee (the "Committee") selected by the Board and consisting solely of two or more non-employee members of the Board. The Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of payment with respect to the Awards, to establish the terms, conditions, performance goals, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. The Committee will have the authority and discretion to interpret the Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any Award made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan. Any interpretation of the Incentive Plan by the Committee and any decision made by it under the Incentive Plan is final and binding on all persons. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Until action to the contrary is taken by the Committee, the Committee's authority with respect to matters concerning Participants below the Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of the Company.

    AMENDMENT OR TERMINATION. The Board may, at any time, amend or terminate the Incentive Plan, provided that no amendment or termination may, in the absence of consent to the change by the affected Participant, adversely affect the rights of any Participant or beneficiary under any Award granted under the Incentive Plan prior to the date such amendment is adopted by the Board.

    MAXIMUM INCENTIVE PAYMENTS FOR 1999. Set forth in the table below is information relating to the maximum incentive payments established by the Committee which may be made to the named Participants for the Performance Period beginning January 1, 1999, and ending December 31, 1999. This maximum amount is a limitation and does not represent a target payment for the Participant. Payments for the 1999 Performance Period will be based upon the extent to which performance goals have been attained. For 1999, the Committee established the Performance Goals based on (i) the Company's earnings per share for 1999, on an absolute dollar basis, as adjusted for extraordinary charges, accounting changes, currency fluctuations, facility actions, unusual charges and other unplanned special charges as approved by the Committee and (ii) the Company's cash flow for the year. In addition, the Committee has also set threshold levels of performance for earnings per share which, if not met, will result in no incentive payments under the Incentive Plan. The actual amount payable to any Participant as an incentive payment for 1999 Performance Period will be determined by the Committee but in no event will exceed the maximum amounts set forth below.

                               NEW PLAN BENEFITS
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                                                                         DOLLAR VALUE($)
NAME                                                                     MAXIMUM AWARD(1)
----------------------------------------------------------------------  ------------------
1. Andrell E. Pearson.................................................    $    2,700,000
2. David C. Novak.....................................................    $    2,400,000
3. Robert C. Lowes....................................................    $    1,350,000
4. Robert L. Carleton.................................................    $      780,000
5. Christian L. Campbell..............................................    $      945,000
Executive Officer Group...............................................    $   15,046,950
Non-Executive Officer Employee Group..................................    $   82,101,000

------------------------

(1) These amounts represent the maximum awards for 1999 and are provided for purposes of illustration only as required by the rules of the Securities and Exchange Commission. Actual awards will be determined based upon the Company's performance and each Participant's individual performance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TRICON GLOBAL RESTAURANTS, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN INCLUDING THE PERFORMANCE GOALS FOR THE PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 4 ON PROXY CARD)

    The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG LLP to audit the Company's financial statements for the fiscal year ending December 25, 1999. This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The selection of KPMG LLP will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP.

                   SHAREHOLDER PROPOSALS/DIRECTOR NOMINATIONS

    Shareholders who intend to present proposals for consideration at the 2000 Annual Meeting of Shareholders, and who wish to have their proposals included in the Company's proxy statement and proxy card for that meeting, must be certain that their proposals are received by the Company at its principal executive offices in Louisville, Kentucky on or before December 1, 1999. Proposals should be sent to Secretary, Tricon Global Restaurants, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and the Company's Bylaws in order to be included in the Company's proxy statement and proxy card for the 2000 Annual Meeting. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than February 21, 2000, and shall contain such information as required under Tricon's Bylaws. Shareholders may propose director candidates for consideration by Tricon's Nominating Committee. In addition, Company Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2000 Annual Meeting, a shareholder must notify Tricon's Secretary no later than February 21, 2000. The notice must meet all other requirements contained in the Company's Bylaws. You may contact Tricon's Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                                 OTHER MATTERS

    As of the mailing date for this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

March 29, 1999

                                                                      APPENDIX A

                        TRICON GLOBAL RESTAURANTS, INC.
                            LONG TERM INCENTIVE PLAN

                                   SECTION 1
                                    GENERAL

1.1. PURPOSE. The Tricon Global Restaurants, Inc. Long Term Incentive Plan (the "Plan") has been established by Tricon Global Restaurants, Inc. (the "Company" or "Tricon") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company's Shareholders.

1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3. OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2
                                OPTIONS AND SARS

2.1.  DEFINITIONS.

    (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an "NQO") or an incentive stock option (an "ISO"), as determined in the discretion of the Committee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

    (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

2.3. EXERCISE. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

    (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

    (b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

    (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5. SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to subsection 4.7.

2.6. NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS. Except for adjustments pursuant to subsection 4.2(f) (relating to adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

                                   SECTION 3
                               OTHER STOCK AWARDS

3.1.  DEFINITIONS.

    (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

    (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

    (c) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

    (d) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2. RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

    (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

    (b) Any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award granted shall provide, at a minimum, that the restriction or performance period may not be less than three years except in the case of retirement, death, disability, or termination without cause in which case the restriction or performance period may be less than three years.

    (c) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added;

profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

                                   SECTION 4
                          OPERATION AND ADMINISTRATION

4.1. EFFECTIVE DATE. Subject to the approval of the shareholders of the Company at the Company's 1999 annual meeting of its shareholders, the Plan shall be effective as of May 20, 1999 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2 The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

    (a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

    (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 7,600,000.

    (c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (d) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

        (i) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 2,000,000 shares during any five calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this paragraph (ii).

        (ii) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 300,000 shares of Stock may be subject to such Awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable). If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferred period shall be disregarded.

        (iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 500,000 shares except that Stock Units or Restricted Shares granted with respect to the deferral of annual cash incentive awards under the Company's deferral plan will not count towards this maximum.

        (iv) For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $1,000,000 may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable). If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

        (v) Awards to non-employee directors are limited to (i) an annual Stock grant retainer with a Fair Market Value of $50,000; (ii) an annual grant of options to buy $50,000 worth of Tricon's Stock at a price equal to the Fair Market Value of a share of Stock on the grant date; and (iii) a one-time Stock grant with a Fair Market Value of $25,000 on the grant date upon joining the Board, payment of which will be deferred until termination from the Board. The Board may increase these awards by twenty-five percent (25%) of the amounts described in the previous sentence if necessary to keep compensation of directors within competitive practices.

    (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3. GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4. TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5. GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6. DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7. SETTLEMENT AND PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8. TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10. AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11. ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or any Subsidiary who is delegated by the board of directors authority to take such action.

4.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.  LIMITATION OF IMPLIED RIGHTS.

    (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any

Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 5
                               CHANGE IN CONTROL

    Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

    (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

    (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

    (c) All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

                                   SECTION 6
                                   COMMITTEE

6.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
7) to cancel or suspend Awards.

    (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee's authority with respect to Awards and other matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of the Company.

6.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 MISCONDUCT. If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of Tricon; (ii) breached any contract with or violated any fiduciary obligation to Tricon; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5. A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

    A "Potential Change in Control" shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

        (i) The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

        (ii) Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

        (iii) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions.

        (iv) The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist."

                                   SECTION 7
                           AMENDMENT AND TERMINATION

    The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company's shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company's shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company's shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in subsection 3.2(c), unless any such amendment is approved by the Company's shareholders; and (vi) adjustments pursuant to subsection 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

                                   SECTION 8
                                 DEFINED TERMS

    In addition to the other definitions contained herein, the following definitions shall apply:

    (a) AWARD. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

    (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.

    (c) CHANGE IN CONTROL. Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

        (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

        (iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or
    (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

    "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Tricon or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Tricon or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of Tricon in substantially the same proportions as their ownership of stock of Tricon.

    (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (e) ELIGIBLE INDIVIDUAL. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, and any director of the Company. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

    (f) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, Fair Market Value shall mean the average between the lowest and highest reported sale prices of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading.

If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

    (g) SUBSIDIARIES. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

    (h) STOCK. The term "Stock" shall mean shares of common stock of the Company.

                                                                      APPENDIX B

                        TRICON GLOBAL RESTAURANTS, INC.
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                                   SECTION 1
                                    GENERAL

1.1. PURPOSE. The purpose of the Tricon Global Restaurants, Inc. Executive Incentive Plan (the "Plan") is to promote the interests of Tricon Global Restaurants, Inc. (the "Company" or "Tricon") and its stockholders by (i) motivating executives, by means of performance-related incentives, to achieve financial goals; (ii) attracting and retaining executives of outstanding ability; (iii) strengthening the Company's capability to develop, maintain and direct a competent executive staff; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and
(v) enabling executives to participate in the growth and financial success of the Company.

1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3. DEFINITIONS. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2
                                     AWARDS

2.1.  GRANT OF AWARDS.

    (a) For any Performance Period, the Committee shall determine and designate those Eligible Employees (if any) who shall be granted Awards for the period, and shall establish, with respect to each Award, (i) a Target Amount, expressed as a percentage of the recipient's base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award;
(iii) the payments to be earned with respect to various levels of achievement of the performance goal(s) for the Performance Period; and (iv) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period for which Awards are granted, the Committee shall create the Award Schedule, and the determinations required for Awards intended to be Performance-Compensation shall be made at the time necessary to comply with such requirements. The grant of an Award to any Eligible Employee for any Performance Period shall not bestow upon such Eligible Employee the right to receive an Award for any other Performance Period.

    (b) The performance goal(s) to be established with respect to the grant of any Awards shall be based upon on any one or more of the following measures: cash flow, earnings per share, return on operating assets, return on equity, operating profit, net income, revenue growth, shareholder return, gross margin management, market share improvement, market value added, or economic value added. Such goals may be particular to a line of business, Subsidiary, or other unit or may be based on the Company generally.

2.2.  DETERMINATION OF AWARD AMOUNT.

    Payment with respect to Awards for each Participant for a Performance Period shall be determined in accordance with the Award Schedule established by the Committee, subject to the following:

    (a) Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify the attainment of the performance goal(s) and any other material terms.

    (b) In the sole discretion of the Committee, the Award for each Participant may be limited to the Participant's Target Amount multiplied by the Percent Attainment (determined in accordance with the applicable Award Schedule), subject to the following:

        (i) Subject to Section 3 and the provisions of this subsection 2.2, the Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period.

        (ii) The Committee shall have the discretion to adjust performance goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that, to the extent required by the requirements applicable to Performance-Based Compensation, any Award designated as intended to satisfy the requirements for Performance-Based Compensation may not be adjusted under this paragraph (b) or otherwise in a manner that increases the value of such Award. Except as otherwise provided by the Committee, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards.

    (c) Notwithstanding any other provision of the Plan, in no event will a Participant become eligible for payment for an Award for any calendar year in excess of $4,000,000.

    (d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

2.3. PAYMENT OF AWARDS. The amount earned with respect to any Award shall be paid in cash at such time as is determined by the Committee. If a Participant to whom an Award has been made dies prior to the payment of the Award, such payment shall be delivered to the Participant's legal representative or to such other person or persons as shall be determined by the Committee. The Company shall have the right to deduct from all amounts payable under the Plan any taxes required by law to be withheld with respect thereto; provided, however, that to the extent provided by the Committee, any payment under the Plan may be deferred and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee.

2.4. TERMINATION OF EMPLOYMENT. Except to the extent otherwise provided by the Committee, if a Participant's Date of Termination with respect to any Award occurs prior to the last day of the Performance Period for the Award, then, except in the case of death, disability or normal retirement (determined in accordance with the qualified retirement plans of the Company) or except as provided in Section 3, the Participant shall forfeit the Award.

                                   SECTION 3
                               CHANGE IN CONTROL

    BENEFITS ON CHANGE IN CONTROL.

    Within ten (10) business days following the occurrence of a Change in Control (as defined in the Tricon Global Restaurants, Inc. Long Term Incentive
Plan), each individual who has been granted an annual incentive award pursuant to the Plan shall be paid an amount equal to (I) to the greater of (A) the participant's target award for the period in which the Change in Control occurs and (B) the award the participant would have earned for such period, assuming continued achievement of the relevant performance goals at the rate achieved as of the date of the Change in Control, multiplied by (II) a fraction the numerator of which is the number of days in the performance period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the performance period. Any former participant in the Plan who was granted an annual incentive award pursuant to the Plan for the period in which the Change in Control occurs and whose employment with the Company was involuntarily terminated (other than for cause) during a Potential Change in Control (as defined in the Tricon Global

Restaurants, Inc. Long Term Incentive Plan) and within one year preceding the occurrence of a Change in Control shall likewise be paid the amount of such annual incentive award as if Tricon had fully achieved the applicable performance target(s) for the performance period in which the Change in Control occurs.

                                   SECTION 4
                                 MISCELLANEOUS

4.1. TRANSFERABILITY. Any payment to which a Participant may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant and shall not be subject to attachment or susceptible of anticipation or alienation. The interest of a Participant shall not be transferable except by will or the laws of descent and distribution.

4.2. NO RIGHT TO PARTICIPATE; EMPLOYMENT. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any Eligible Employee any right to be designated as a Participant under the Plan. Further, nothing contained in the Plan, nor any action by the Committee or any other person hereunder, shall be deemed to confer upon any Eligible Employee any right of continued employment with the Company or any Subsidiary or Affiliate or to limit or diminish in any way the right of the Company or any Subsidiary or Affiliate to terminate his or her employment at any time with or without cause.

4.3. NONEXCLUSIVITY OF THE PLAN. This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including, without limitation, any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive plan.

                                   SECTION 5
                                   COMMITTEE

5.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this subsection 5.1. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board.

5.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of payment with respect to the Awards, to establish the terms, conditions, performance goals, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

    (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or Committee, the Committee's authority with respect to matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer and the Chief People Officer of the Company.

5.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company, the Subsidiaries, and the Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, the Subsidiaries, and the Affiliates as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6
                           AMENDMENT AND TERMINATION

    Except as otherwise provided in Section 3, the Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board.

                                   SECTION 7
                                 DEFINED TERMS

    In addition to the other definitions contained herein, the following definitions shall apply for purposes of the Plan:

    (a) "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

    (b) "Award" with respect to a Performance Period means a right to receive cash payments that are contingent on the achievement of performance goals determined in accordance with Section 2.

    (c) "Award Schedule" means the schedule created by the Committee for any Performance Period that sets forth the performance goals and the amounts (or the formula for determining the amounts) of any payments earned pursuant to the Awards granted for that period.

    (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended from time to time, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

    (e) "Board" means the Board of Directors of the Company.

    (f) A Participant's "Date of Termination" with respect to any Award shall be the first day occurring on or after the Grant Date for the Award on which the Participant is not employed by the Company, any Subsidiary, or any Affiliate, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or an Affiliate, between a Subsidiary and an Affiliate, or between two Subsidiaries or Affiliates; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company, a Subsidiary, or an Affiliate approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary or Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary or Affiliate, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

    (g) "Eligible Employee" means any member of the Partners Council or other member of senior management of the Company.

    (h) "Grant Date" with respect to any Award for any Participant means the date on which the Award is granted to the Participant in accordance with subsection 2.1.

    (i) "Participant" means an Eligible Employee who is selected by the Committee to receive one or more Awards under the Plan.

    (j) "Performance-Based Compensation" means amounts satisfying the applicable requirements imposed by section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, with respect to that term.

    (k) "Performance Period" with respect to any Award means the period over which achievement of performance goals is to be measured, as established by the Committee at or prior to the Grant Date of the Award.

    (l) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act of 1934, as amended, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities , or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

    (m) "Subsidiary" means any corporation partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

    (n) "Target Amount" means the percentage of a Participant's base salary for a Performance Period as established by the Committee pursuant to subsection 2.1.

[TRICON LOGO]
                         TRICON GLOBAL RESTAURANTS, INC.
                              1999 ANNUAL MEETING

                             THURSDAY, MAY 20, 1999
                                    9:00 AM
                        TRICON GLOBAL RESTAURANTS, INC.
                                  YUM CENTER
                           1900 COLONEL SANDERS LANE
                           LOUISVILLE, KENTUCKY 40213


                        A D M I S S I O N   T I C K E T

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

TRICON'S 1999 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON THURSDAY, MAY 20,1999 AT THE YUM CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders' Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of Tricon Global Restaurants, Inc. which you are entitled to vote or to direct the voting of, including those shares in Tricon's Capital Stock Purchase Program and Long Term Savings Program.

Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

                    (Please detach proxy card at perforation)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
[TRICON LOGO]
                          TRICON GLOBAL RESTAURANTS, INC.
            This Proxy is solicited on behalf of the Board of Directors
_______________________________________________________________________________
The undersigned hereby appoints Andrall E. Pearson, Christian L. Campbell and Gregg R. Dedrick, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of Tricon Global Restaurants, Inc. which the undersigned has power to vote at the Annual
Meeting of Shareholders to be held on May 20, 1999 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Class II: James Dimon, Massimo Ferragamo, Robert J. Ulrich, Jeanette S. Wagner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE COMPANY'S LONG TERM INCENTIVE PLAN, FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE INCENTIVE COMPENSATION PLAN, AND FOR THE RATIFICATION OF ELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:
     FOR the election of all nominees for director;
and the proxies will vote
     FOR the approval of the Company's Long Term Incentive Plan;
     FOR the approval of the Company's Executive Incentive Compensation Plan; FOR the ratification of the election of independent accountants.

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under Tricon Global Restaurants, Inc. Capital Stock Purchase Program and the Tricon Global Restaurants, Inc. Long Term Savings Program.

            (CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

                                                         --------------------
                                                         - SEE REVERSE SIDE -
                                                         --------------------

[TRICON LOGO]
Tricon Global Restaurants, Inc.
c/o Proxy Services
P.O. Box 9380
Boston, MA 02205-9955


                         A D M I S S I O N   T I C K E T
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
-------------------
[MAP TO YUM CENTER]
-------------------
                                  DIRECTIONS
                                 ------------
                                 TO YUM CENTER
                           1900 COLONEL SANDERS LANE
                             LOUISVILLE, KY 40213

     Tricon has two buildings which are located directly across from the US Post Office. Based on the following directions, the first entrance is for the Yum Center.

FROM LOUISVILLE AIRPORT:
      Approximately 3 miles - Exit the Airport to the East following directions to East I-264 Watterson Expressway. Exit from the right lane onto Poplar Level Road (Exit 14) and turn right at intersection. Get directly into left lane. At the light turn left on Sanita Road. Follow Sanita Road around until you see Tricon on your left. Sanita Road turns into Gardiner Lane. Please follow posted signs from there.

FROM DOWNTOWN:
     Take I-65 South to I-264 East, exit from the right lane onto Poplar Level Road (Exit 14) and turn right at intersection. Get directly into left lane. At the light turn left on Sanita Road. Follow Sanita Road around until you see Tricon on your left. Sanita Road turns into Gardiner Lane. Please follow posted signs from there.

FROM CINCINNATI:
     Take I-71 South to I-264 West to the Poplar Level Road (Exit 14). At the intersection light, take a left (South) on Poplar Level Road and stay in the left hand lane. At next light turn left onto Sanita Road. Follow Sanita Road around until you see Tricon on your left. Sanita Road turns into Gardiner Lane. Please follow posted signs from there.

FROM LEXINGTON:
     Take I-64 West to I-264 West to the Poplar Level Road (Exit 14). At the intersection light, take a left (South) on Poplar Level Road and stay in the left hand lane. At next light turn left onto Sanita Road. Follow Sanita Road around until you see Tricon on your left. Sanita Road turns into Gardiner Lane. Please follow posted signs from there.

                  (Please detach proxy card at perforation)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

-------   Please mark                                                   -------
-  X  -   votes as in                                                         -
-------   this example.                                                       -
                                                                              -
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
-------------------------------------------------------------------------------

1. Election of Directors                    FOR       WITHHOLD AUTHORITY
     (01)  James Dimon                     /   /            /   /
     (02)  Massimo Ferragamo               /   /            /   /
     (03)  Robert J. Ulrich                /   /            /   /
     (04)  Jeanette S. Wagner              /   /            /   /

   /   / ----------------------------------------------------------------------
         To withhold authority to vote for any particular nominee(s) write the name(s) above.
                                                    FOR     AGAINST   ABSTAIN
2.  Approval of the Company's Long Term
    Incentive Plan.                                /   /     /   /     /   /

3.  Approval of the Company's Executive
    Incentive Compensation Plan                   /   /     /   /     /   /

4.  Ratification of Election of
    Independent Accountants                       /   /     /   /     /   /

    If you receive more than one Annual
    Report at the address set forth on
    this proxy card and have no need for
    the extra copy, please check the box          /   /     /   /     /   /
    at the right. This will not affect
    the distribution of dividends or
    proxy statements.
-------------------------------------------------------------------------------
   I plan to attend the Annual Meeting       /   /

   I plan to bring a guest                   /   /

   When executed, promptly forward this card to:   Proxy Services
   ---                                       ---   Boston EquiServe
   -                                           -   P.O. Box 9380
   -                                           -   Boston, MA 02205-9955

   Signature(s)__________________________________  Date _____________________